Exhibit 5.1

November 21, 2007

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036-6522

EnerSys
2366 Bernville Road
Reading, Pennsylvania 19605

Re:  EnerSys Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to EnerSys, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3, as amended by Amendment No. 1 thereto (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), to be filed on the date hereof by the Company with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of the following securities of the Company with an aggregate public offering price of up to $500,000,000 or the equivalent thereof, based on the applicable exchange rate at the time of sale, in one or more foreign currencies, currency units or composite currencies as shall be designated by the Company: (i) shares of the Company's common stock ("Common Stock"), par value $0.01 per share, to be sold by the Company (the "Primary Shares"), (ii) up to 22,202,332 shares of Common Stock to be sold by certain stockholders of the Company consisting of (a) currently outstanding shares of the Company's Common Stock (the "Secondary Shares") and (b) shares of Common Stock to be issued upon exercise of options to purchase Common Stock (the "Secondary Option Shares") and (iii) senior or subordinated debt securities ("Debt Securities") of the Company, which may be issued in one or more series under the indenture (the "Indenture") proposed to be entered into between the Company and Wilmington Trust Company, as trustee. The Primary Shares, the Secondary Shares, the Secondary Option Shares and the Debt Securities are collectively referred to herein as the "Offered Securities."

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions set forth herein, we have examined and relied on originals or copies of: (i) the Registration Statement relating to the Offered Securities; (ii) the Certificate of Incorporation of the Company, as amended to date and as certified by the Secretary of State of the State of Delaware (the "Certificate of Incorporation"); (iii) the By-laws of the Company, as amended to date and as certified by the Secretary of the Company (the "By-Laws");

(iv) certain resolutions of the Board of Directors of the Company (the "Board of Directors") relating to the Secondary Shares, the Secondary Option Shares and related matters; (v) certain resolutions of the Compensation Committee of the Board of Directors of the Company relating to the Secondary Option Shares and related matters; (vi) certain resolutions of the Board of Directors relating to the registration and offering of the Offered Securities; (vii) the 2004 Securityholder Agreement dated as of July 26, 2004, among Metalmark Capital LLC, and certain other institutional stockholders, certain members of the Company's senior management and the Company, which governs certain relationships among such parties; (viii) the management equity plan established by Company in 2000 (the "Company Stock Incentive Plan"); (ix) a form of Stock Option Agreement pursuant to the Company Stock Incentive Plan; (x) the form of Indenture; and (xi) the Form T-1 of the Trustee filed as an exhibit to the Registration Statement.  We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, its directors and officers, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.  In rendering the opinion set forth below, we have assumed that the Company has received the entire amount of the consideration contemplated by the resolutions of the Board of Directors of the Company authorizing the issuance of any Primary or Secondary Shares and that the certificates evidencing such shares as originally issued conform to the specimen.  As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

We have assumed that the terms of the Securities will have been established so as not to, and that the execution and delivery by the Company of, and the performance of its obligations under, the Securities, will not, violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company is subject, (ii) any law, rule or regulation to which the Company is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority. We have also assumed that the Indenture will be executed and delivered in substantially the form reviewed by us.  As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

Our opinions set forth herein are limited to Delaware corporate law and the laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated.  Insofar as the opinions expressed herein relate to matters governed by laws other than Opined on Law, we have assumed, without having made independent investigation, that such laws do not affect any of the opinions set forth herein.  The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon and subject to the foregoing, we are of the opinion that:

1.  With respect to any Primary Shares to be offered by the Company pursuant to the Registration Statement (the "Offered Primary Shares"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) an appropriate prospectus supplement with respect to the Offered Primary Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) if the Offered Primary Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Primary Shares has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Primary Shares, the consideration to be received therefor and related matters, (v) the terms of the issuance and sale of the Offered Primary Shares have been duly established in conformity with the Articles of Incorporation and the By-Laws so as not to violate any applicable law, the Articles of Incorporation or the By-Laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (vi) certificates in the form required under the laws of the State of Delaware representing the Offered Primary Shares are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the Offered Primary Shares (including any shares of Common Stock duly issued upon conversion of any Debt Securities registered on the Registration Statement), when issued and sold in accordance with the applicable underwriting agreement with respect to the Offered Primary Shares or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Common Stock.

2.  With respect to any Secondary Shares to be offered by certain selling stockholders pursuant to the Registration Statement, such Secondary Shares have been duly authorized and validly issued and are fully paid and nonassessable.

3.  With respect to any Secondary Option Shares to be offered by certain selling stockholders pursuant to the Registration Statement, such Secondary Option Shares have been duly authorized and when issued upon the exercise of outstanding options to purchase Common Stock granted pursuant to the Company Stock Incentive Plan and payment of the exercise price set forth in the applicable Stock Option Agreement with respect to such options, the Secondary Option Shares will be validly issued, fully paid and nonassessable.

4.  With respect to any series of Debt Securities to be offered by the Company pursuant to the Registration Statement (the "Offered Debt Securities"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, (ii) an appropriate prospectus supplement with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters, (v) the Indenture and any supplemental indenture in respect of such Offered Debt Securities have been duly executed and delivered by each party thereto, (vi) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities, so as not to violate any applicable law, the Articles of Incorporation or the By-Laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (vii) the Offered Debt Securities have been issued in a form that complies with the Indenture and have been duly executed and authenticated in accordance with the provisions of the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities duly issued upon conversion of any Debt Securities), when issued and sold in accordance with the Indenture, any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies and (d) the waivers of any usury defense contained in the Indenture or Offered Debt Securities that may be unenforceable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP